Exhibit 99.1
Align Technology Announces Fourth Quarter and Fiscal 2023 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FOURTH QUARTER AND FISCAL 2023 FINANCIAL RESULTS

Unveils Next-Generation iTero Lumina™ Intraoral Scanner Featuring a 3X Wider Field of Capture1 in a 50% Smaller Wand2 that Delivers Faster Scanning, Higher Accuracy3, and Superior Visualization4 for Greater Practice Efficiency

Q4 and FY2023 total revenues up 6.1% year over year and up 3.4% year over year, respectively

Major 2023 milestones: 17 million Invisalign® patients, 4 million Vivera™ retainers, and 100 thousand iTero™ scanner units

•2023 total revenues of $3.9 billion, Clear Aligner revenues of $3.2 billion and Systems and Services revenues of $662.9 million
•2023 revenues were unfavorably impacted by foreign exchange of approximately $36.3 million compared to 2022(5)
•2023 operating margin of 16.7%, non-GAAP operating margin of 21.4%, and diluted net income per share of $5.81, non-GAAP diluted net income per share of $8.61
•2023 operating margin was favorably impacted by foreign exchange of approximately 0.7 points compared to 2022(5)
•Repurchased $600 million of common stock in 2023
•Q4 total revenues of $956.7 million, and diluted net income per share of $1.64, non-GAAP diluted net income per share of $2.42
•Q4 revenues were unfavorably impacted by foreign exchange of approximately $12.8 million sequentially and favorably impacted by approximately $13.8 million year over year(5)

TEMPE, Ariz., January 31, 2024 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the fourth quarter ("Q4'23") and year ended December 31, 2023 ("2023"). Q4'23 total revenues were $956.7 million, down 0.4% sequentially and up 6.1% year-over-year. Q4'23 Clear Aligner revenues were $781.9 million, down 1.6% sequentially and up 6.9% year-over-year. Q4'23 Clear Aligner volume was down 1.6% sequentially and down 0.6% year-over-year. Q4'23 Imaging Systems and CAD/CAM Services revenues were $174.8 million, up 5.8% sequentially and up 2.9% year-over-year. Q4’23 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $10.7 million or 1.4% sequentially and favorably impacted by approximately $12.0 million or 1.6% year over year.(5) Q4'23 Imaging Systems and CAD/CAM Services revenues were unfavorably

(1) Compared to the field of view of the iTero Element™ 5D imaging system, when the iTero Lumina™ intraoral scanner’s scanning distance is 12 mm.*
(2) Compared to iTero Element™ 5D imaging system wand, excluding the wand cable.*
(3) The iTero Lumina™ intraoral scanner has scientifically proven greater accuracy* for your clinical orthodontic needs.
(4) For Invisalign record-taking cases only. Based on a survey in September 2023 of n=22 users who participated in a global limited market release, working with iTero Lumina™ intraoral scanner for an average period of 6 months, representing both Invisalign trained general practitioners and orthodontists in NA, EU and APAC, who were presented with a 4 point level of agreement scale from strongly agree to strongly disagree with the following statements: “iTero Lumina™ intraoral scanner 3D model is comparable to that of an intraoral photo.” and “iTero Lumina™ intraoral scanner photorealistic scans enable orthodontic clinical assessment the same way intraoral photos do.” and “iTero Lumina™ intraoral scanner 3D model’s superior 3D model eliminates the need to take intraoral photos.” and “iTero Lumina™ intraoral scanner 3D model’s superior 3D model boosts patient engagement.”*
*Data on file at Align Technology, as of November 15, 2023.
(5) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
impacted by foreign exchange of approximately $2.1 million or 1.2% sequentially and favorably impacted by approximately $1.9 million or 1.1% year over year.(5) Q4'23 operating income was $171.5 million resulting in an operating margin of 17.9%. Q4'23 operating margin was unfavorably impacted by foreign exchange of approximately 0.6 points sequentially and favorably impacted by approximately 0.6 points year over year.(5) Q4'23 net income was $124.0 million, or $1.64 per diluted share. On a non-GAAP basis, Q4'23 net income was $183.5 million, or $2.42 per diluted share.

2023 Clear Aligner revenues of $3.2 billion were unfavorably impacted by foreign exchange of approximately $29.7 million or 0.9% compared to 2022.(5) 2023 Imaging Systems and CAD/CAM Services revenues of $662.9 million were unfavorably impacted by foreign exchange of approximately $6.6 million or 1.0% compared to 2022.(5) During Q4’23, we incurred a total of $14.0 million of restructuring and other charges, primarily related to post-employment benefits.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results

Commenting on Align's Q4'23 and 2023 results, Align Technology President and CEO Joe Hogan said, “I am pleased to report fourth quarter results with better-than-expected revenues and earnings, primarily reflecting a sequential increase in clear aligner volume for adults and non-comprehensive cases, growth in Canada and the EMEA region, as well as increased revenues from systems and services. Fourth quarter revenues were up year-over-year primarily reflecting an increase in clear aligner volumes for teens and Invisalign DSP touch-up cases, as well as growth in the EMEA and APAC regions. For fiscal 2023, total revenues were up year over year, and we delivered fiscal 2023 non-GAAP operating margin above 21%, as expected. As of Q4, we achieved 17 million Invisalign® patients—including 4.7 million teens, as well as 4 million Vivera™ retainer cases, and over 100 thousand iTero™ scanners sold."

Hogan continued by announcing the launch of the company's latest iTero Lumina scanner, "Today, I’m excited to unveil a breakthrough technology — the iTero Lumina™ intraoral scanner - with 3X wider field of capture in a 50% smaller wand that delivers faster scanning, higher accuracy, and superior visualization for greater practice efficiency. iTero Lumina quickly, easily, and accurately captures more data while delivering exceptional scan quality and photorealistic visuals that remove the need for intraoral photos altogether. Doctors can now scan at twice the speed with a wide field of capture, multi angled scanning, and a large capture distance, meaning they can capture more dentition in greater detail throughout the scanning process. Align has filed over 30 patent applications covering technology related to the iTero Lumina intraoral scanner. I believe iTero Lumina has the potential to set a new standard of care for dental practices by simplifying the scanning of complex oral regions, while offering superior chair-side visualization and a more comfortable experience for patients, especially kids.”

Align Technology Announces Fourth Quarter and Fiscal 2023 Results

Financial Summary - Fourth Quarter Fiscal 2023

	Q4'23	Q3'23	Q4'22	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	592,635	602,335	596,155	(1.6)%	(0.6)%
GAAP
Net Revenues	$956.7M	$960.2M	$901.5M	(0.4)%	+6.1%
Clear Aligner	$781.9M	$794.9M	$731.7M	(1.6)%	+6.9%
Imaging Systems and CAD/CAM Services	$174.8M	$165.3M	$169.9M	+5.8%	+2.9%
Net Income	$124.0M	$121.4M	$41.8M	+2.1%	+196.9%
Diluted EPS	$1.64	$1.58	$0.54	+$0.06	+$1.10
Non-GAAP
Net Income(6)	$183.5M	$164.3M	$134.2M	+11.7%	+36.7%
Diluted EPS(6)	$2.42	$2.14	$1.73	+$0.28	+$0.69

Financial Summary - Fiscal 2023

	2023	2022	Y/Y Change
Clear Aligner Shipments*	2,408,520	2,398,370	+0.4%
GAAP
Net Revenues	$3,862.3M	$3,734.6M	+3.4%
Clear Aligner	$3,199.3M	$3,072.6M	+4.1%
Imaging Systems and CAD/CAM Services	$662.9M	$662.1M	+0.1%
Net Income	$445.1M	$361.6M	+23.1%
Diluted EPS	$5.81	$4.61	+$1.20
Non-GAAP
Net Income(6)	$659.2M	$608.2M	+8.4%
Diluted EPS(6)	$8.61	$7.76	+$0.85
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

(6) In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022.

As of December 31, 2023, we had $980.8 million in cash, cash equivalents and short-term and long-term marketable securities compared to over $1.3 billion as of September 30, 2023. As of December 31, 2023, we had $300.0 million available under a revolving line of credit.

Commenting on Align's 2023 results, Align Technology CFO and EVP Global Finance, John Morici said, "I am pleased with our fourth quarter and fiscal 2023 results, and I am especially proud of our continued focused execution of our product roadmap and innovation pipeline. We are committed to delivering on our strategic growth drivers of International Expansion, Patient Demand, Orthodontist Utilization, and GP Dentist Treatment to extend our leadership in digital orthodontics and dentistry. I believe that the next wave of innovation that we are introducing into the market will further differentiate Align and allow us to increase our share of the large untapped market opportunity of 22 million annual orthodontic case starts as well as the additional 600 million consumers who could benefit from a healthy beautiful smile using Invisalign® clear aligners."

Align Technology Announces Fourth Quarter and Fiscal 2023 Results

Q4'23 Announcement Highlights

•On November 6, 2023, we announced the opening of Align's 2024 Annual Research Award Program to support clinical and scientific dental research in universities across the globe. Under the program, up to $300,000 is being awarded to university faculty for scientific and technological research initiatives to advance patient care in the fields of orthodontics and dentistry. Align Technology’s Research Award Program has funded approximately $3 million in research since the program’s inception in 2010.
•On December 5, 2023, we announced the appointments to Align's board of directors of Mojdeh Poul, former EVP and Group President of 3M Health Care, and Kevin Conroy, President, Chief Executive Officer, and Chairman of the Board of Exact Sciences.
•On December 13, 2023, we announced that Health Canada issued an updated medical device license to Align for the Invisalign® Palatal Expander system* ("IPE"). The updated license for broad patient applicability includes growing children, teens, and adults (with surgery or other techniques).
•On December 18, 2023, we announced that the U.S. Food and Drug Administration ("FDA") cleared Align’s IPE system* for commercial availability in the U.S. The FDA 510(k) clearance is for broad patient applicability, including growing children, teens, and adults (with surgery or other techniques). The IPE system is available on a limited basis in Canada and the U.S. It is expected to be available in other markets pending future applicable regulatory approvals.
•On January 2, 2024, Align completed the acquisition of privately-held Cubicure GmbH, a pioneer in direct 3D printing solutions for polymer additive manufacturing that develops, produces, and distributes innovative materials, equipment, and processes for novel 3D printing solutions.

*Based on a survey in August 2023 in Canada of 10 Invisalign trained orthodontists who participated in the IPE system Technical Design Assessment and have treated at least 1 patient age 6-11 years with IPE. Data on file at Align Technology, Inc. as of October 30, 2023.

Q4'23 Stock Repurchases

In October 2023, we purchased approximately 1.0 million shares of our common stock at an average price of $190.56 per share through a $250.0 million Accelerated Share Repurchase* and, in November and December 2023, we purchased approximately 466 thousand shares of our common stock at an average price of $214.81 per share through $100.0 million open market repurchase, both under Align's current $1.0 billion stock repurchase program.

We have $650.0 million remaining available for repurchase of our common stock under this stock repurchase program.

*Contract was open, as of Dec. 31, 2023.

Fiscal 2024 Business Outlook

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
Turning to our outlook, assuming no circumstances occur beyond our control, we provide the following framework for Q1 and fiscal 2024:

First quarter 2024 outlook:
•For Q1’24, we expect our worldwide revenues to be in the range of $960M to $980M, up slightly from Q4’23.
•We expect clear aligner volume and ASPs to be up slightly sequentially.
•We expect systems and services revenue to be down slightly sequentially, although less than the historical seasonal decline given the launch of the iTero Lumina™ for ortho workflows in Q1’24.
•We expect our Q1’24 GAAP operating margin and non-GAAP operating margin to be slightly above Q1’23 GAAP operating margin and non-GAAP operating margin, respectively.
Full year 2024 outlook:
•We expect our 2024 total revenues to be up mid-single digits over 2023.
•We expect our 2024 clear aligner and systems and services revenues to grow year over year in the same approximate range as 2024 total revenues.
•We expect our 2024 clear aligner ASPs to be up slightly year-over-year, primarily due to price increases and favorable foreign exchange, partially offset by a higher mix of non-comprehensive products which have lower ASPs.
•We expect our full year 2024 GAAP operating margin and non-GAAP operating margin to be slightly above the 2023 GAAP operating margin and non-GAAP operating margin, respectively.
•For 2024, we expect investments in capital expenditures to be approximately $100M. Capital expenditures are expected to primarily relate to building construction and improvements as well as manufacturing capacity in support of our continued expansion.

Align Web Cast and Conference Call

We will host a conference call today, January 31, 2024, at 4:30 p.m. ET, 2:30 p.m. MT, to review our fourth quarter and full year 2023 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call by clicking here. Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, net income before

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. In Q4'22, we changed to a long-term non-GAAP effective tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. We have given effect to this new methodology effective January 1, 2022. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 256 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 26 years, Align has helped doctors treat approximately 17 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, iTero Element, iTero Lumina and iTero-exocad Connector are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding anticipated capital expenditures, clear aligner volumes, clear aligner ASPs, iTero scanner and services revenue, total revenues and operating margin, customer and consumer demand trends and market opportunities, our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding the timing and impact of new products and technologies, our beliefs for the impacts of our stock repurchase programs and our ability to generate cash flow, and our beliefs regarding the trajectory of our business. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and military conflicts in Ukraine and the Middle East;
•the economic and geopolitical ramifications of the hostilities in the Middle East as well as the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and assets and our research and development activities;
•variations in our product mix, product adoption and selling prices regionally and globally;
•competition from existing and new competitors;
•declines in, or the slowing of growth of, sales of our clear aligners or intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints, disruptions or costs;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect and enforce our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2023 and our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which was filed with the SEC on November 3, 2023. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenues	$956,726	$901,515	$3,862,260	$3,734,635
Cost of net revenues	287,202	283,814	1,155,397	1,100,860
Gross profit	669,524	617,701	2,706,863	2,633,775
Operating expenses:
Selling, general and administrative	402,503	410,067	1,703,379	1,674,469
Research and development	82,160	83,520	346,830	305,258
Restructuring and other charges	13,316	11,453	13,316	11,453
Total operating expenses	497,979	505,040	2,063,525	1,991,180
Income from operations	171,545	112,661	643,338	642,595
Interest income and other income (expense), net:
Interest income	4,978	2,760	17,258	5,367
Other income (expense), net	(3,643)	(100)	(19,392)	(48,905)
Total interest income and other income (expense), net	1,335	2,660	(2,134)	(43,538)
Net income before provision for income taxes	172,880	115,321	641,204	599,057
Provision for income taxes	48,866	73,546	196,151	237,484
Net income	$124,014	$41,775	$445,053	$361,573

Net income per share:
Basic	$1.64	$0.54	$5.82	$4.62
Diluted	$1.64	$0.54	$5.81	$4.61
Shares used in computing net income per share:
Basic	75,703	77,541	76,426	78,190
Diluted	75,802	77,683	76,568	78,420

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
ASSETS

Current assets:
Cash and cash equivalents	$937,438	$942,050
Marketable securities, short-term	35,304	57,534
Accounts receivable, net	903,424	859,685
Inventories	296,902	338,752
Prepaid expenses and other current assets	273,550	226,370
Total current assets	2,446,618	2,424,391

Marketable securities, long-term	8,022	41,978
Property, plant and equipment, net	1,290,863	1,231,855
Operating lease right-of-use assets, net	117,999	118,880
Goodwill	419,530	407,551
Intangible assets, net	82,118	95,720
Deferred tax assets	1,590,045	1,571,746
Other assets	128,682	55,826

Total assets	$6,083,877	$5,947,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$113,125	$127,870
Accrued liabilities	525,780	454,374
Deferred revenues	1,427,706	1,343,643
Total current liabilities	2,066,611	1,925,887

Income tax payable	116,744	124,393
Operating lease liabilities	96,968	100,334
Other long-term liabilities	173,065	195,975
Total liabilities	2,453,388	2,346,589

Total stockholders’ equity	3,630,489	3,601,358

Total liabilities and stockholders’ equity	$6,083,877	$5,947,947

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$785,776	$568,732

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(195,943)	(213,316)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(598,340)	(501,686)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,671	(11,514)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,836)	(157,784)
Cash, cash equivalents, and restricted cash at beginning of the period	942,355	1,100,139
Cash, cash equivalents, and restricted cash at end of the period	$938,519	$942,355

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
	2022	2022	2022	2022	2023	2023	2023	2023
Number of Invisalign Trained Doctors Cases Were Shipped To	82,445	82,290	84,430	82,895	82,730	83,440	85,195	83,700

Invisalign Trained Doctor Utilization Rates*:
North America	9.4	9.6	9.2	9.2	9.5	9.8	9.6	9.1
North American Orthodontists	27.8	28.1	27.6	26.7	28.7	29.2	28.8	25.9
North American GP Dentists	5.0	5.1	4.8	5.0	4.9	5.2	4.9	5.0
International	6.4	6.4	6.0	6.5	6.2	6.6	6.1	6.5
Total Utilization Rates**	7.3	7.4	7.0	7.2	7.1	7.5	7.1	7.1

Clear Aligner Revenue Per Case Shipment***:	$1,335	$1,315	$1,245	$1,225	$1,335	$1,335	$1,320	$1,320

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments as of Q4'23
Note: During the third quarter of 2023, we began including Touch Up cases revenues that were previously included in
Non-Case revenues and have recast business metrics for the periods presented above accordingly.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2022	2022	2022	2022	2022	2023	2023	2023	2023	2023
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,514	$1,614	$1,651	$1,659	$6,438	$1,807	$1,901	$1,974	$1,780	$7,462
SBC included in Operating Expenses	30,107	32,526	31,267	33,029	126,929	35,928	35,959	37,628	37,049	$146,564
Total SBC	$31,621	$34,140	$32,918	$34,688	$133,367	$37,735	$37,860	$39,602	$38,829	$154,026

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2023	September 30, 2023	Impact % of Revenue
GAAP net revenues	$956,726	$960,214
Constant currency impact (1)	12,782		1.3%
Constant currency net revenues (1)	$969,508

GAAP Clear Aligner net revenues	$781,912	$794,939
Clear Aligner constant currency impact (1)	10,711		1.4%
Clear Aligner constant currency net revenues (1)	$792,623

GAAP Imaging Systems and CAD/CAM Services net revenues	$174,814	$165,275
Imaging Systems and CAD/CAM Services constant currency impact (1)	2,071		1.2%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$176,885

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2023	2022	Impact % of Revenue
GAAP net revenues	$956,726	$901,515
Constant currency impact (1)	(13,818)		(1.5)%
Constant currency net revenues (1)	$942,908

GAAP Clear Aligner net revenues	$781,912	$731,654
Clear Aligner constant currency impact (1)	(11,957)		(1.6)%
Clear Aligner constant currency net revenues (1)	$769,955

GAAP Imaging Systems and CAD/CAM Services net revenues	$174,814	$169,861
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1,860)		(1.1)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$172,954

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY NET REVENUES CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2023	2022	Impact % of Revenue
GAAP net revenues	$3,862,260	$3,734,635
Constant currency impact (1)	36,267		0.9%
Constant currency net revenues (1)	$3,898,527

GAAP Clear Aligner net revenues	$3,199,329	$3,072,585
Clear Aligner constant currency impact (1)	29,683		0.9%
Clear Aligner constant currency net revenues (1)	$3,229,012

GAAP Imaging Systems and CAD/CAM Services net revenues	$662,931	$662,050
Imaging Systems and CAD/CAM Services constant currency impact (1)	6,583		1.0%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$669,514

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2023	September 30, 2023
GAAP gross profit	$669,524	$663,076
Constant currency impact on net revenues	12,782
Constant currency gross profit	$682,306

	Three Months Ended
	December 31, 2023	September 30, 2023
GAAP gross margin	70.0%	69.1%
Gross margin constant currency impact (1)	0.4
Constant currency gross margin (1)	70.4%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2023	2022
GAAP gross profit	$669,524	$617,701
Constant currency impact on net revenues	(13,805)
Constant currency gross profit	$655,719

	Three Months Ended December 30,
	2023	2022
GAAP gross margin	70.0%	68.5%
Gross margin constant currency impact (1)	(0.4)
Constant currency gross margin (1)	69.5%

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2023	2022
GAAP gross profit	$2,706,863	$2,633,775
Constant currency impact on net revenues	36,310
Constant currency gross profit	$2,743,174

	Year Ended December 31,
	2023	2022
GAAP gross margin	70.1%	70.5%
Constant currency impact on net revenues(1)	0.3
Constant currency gross margin(1)	70.4%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2023	September 30, 2023
GAAP income from operations	$171,545	$166,346
Income from operations constant currency impact (1)	8,226
Constant currency income from operations (1)	$179,771

	Three Months Ended
	December 31, 2023	September 30, 2023
GAAP operating margin	17.9%	17.3%
Operating margin constant currency impact (2)	0.6
Constant currency operating margin (2)	18.5%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2023	2022
GAAP income from operations	$171,545	$112,661
Income from operations constant currency impact (1)	(8,305)
Constant currency income from operations (1)	$163,240

	Three Months Ended December 31,
	2023	2022
GAAP operating margin	17.9%	12.5%
Operating margin constant currency impact (2)	(0.6)
Constant currency operating margin (2)	17.3%

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2023	2022
GAAP income from operations	$643,338	$642,595
Income from operations constant currency impact (1)	31,988
Constant currency income from operations (1)	$675,326

	Year Ended December 31,
	2023	2022
GAAP operating margin	16.7%	17.2%
Operating margin constant currency impact (2)	0.7
Constant currency operating margin (2)	17.3%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP gross profit	$669,524	$617,701	$2,706,863	$2,633,775
Stock-based compensation	1,780	1,659	7,462	6,438
Amortization of intangibles (1)	2,773	2,610	11,182	10,134
Restructuring charges (2)	673	2,866	673	2,866
Non-GAAP gross profit	$674,750	$624,836	$2,726,180	$2,653,213

GAAP gross margin	70.0%	68.5%	70.1%	70.5%
Non-GAAP gross margin	70.5%	69.3%	70.6%	71.0%

GAAP total operating expenses	$497,979	$505,040	$2,063,525	$1,991,180
Stock-based compensation	(37,049)	(33,029)	(146,564)	(126,929)
Amortization of intangibles (1)	(866)	(810)	(3,497)	(3,417)
Restructuring and other charges (2)	(13,316)	(11,453)	(13,316)	(11,453)
Non-GAAP total operating expenses	$446,748	$459,748	$1,900,148	$1,849,381

GAAP income from operations	$171,545	$112,661	$643,338	$642,595
Stock-based compensation	38,829	34,688	154,026	133,367
Amortization of intangibles (1)	3,639	3,420	14,679	13,551
Restructuring and other charges (2)	13,989	14,319	13,989	14,319
Non-GAAP income from operations	$228,002	$165,088	$826,032	$803,832

GAAP operating margin	17.9%	12.5%	16.7%	17.2%
Non-GAAP operating margin	23.8%	18.3%	21.4%	21.5%

GAAP net income before provision for income taxes	$172,880	$115,321	$641,204	$599,057
Stock-based compensation	38,829	34,688	154,026	133,367
Amortization of intangibles (1)	3,639	3,420	14,679	13,551
Restructuring and other charges (2)	13,989	14,319	13,989	14,319
Non-GAAP net income before provision for income taxes	$229,337	$167,748	$823,898	$760,294

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP provision for income taxes	$48,866	$73,546	$196,151	$237,484
Tax impact on non-GAAP adjustments (3)	(2,998)	(39,997)	(31,415)	(85,426)
Non-GAAP provision for income taxes (3)	$45,868	$33,549	$164,736	$152,058

GAAP effective tax rate	28.3%	63.8%	30.6%	39.6%
Non-GAAP effective tax rate (3)	20.0%	20.0%	20.0%	20.0%

GAAP net income	$124,014	$41,775	$445,053	$361,573
Stock-based compensation	38,829	34,688	154,026	133,367
Amortization of intangibles (1)	3,639	3,420	14,679	13,551
Restructuring and other charges (2)	13,989	14,319	13,989	14,319
Tax impact on non-GAAP adjustments (3)	2,998	39,997	31,415	85,426
Non-GAAP net income (3)	$183,469	$134,199	$659,162	$608,236

GAAP diluted net income per share	$1.64	$0.54	$5.81	$4.61
Non-GAAP diluted net income per share (3)	$2.42	$1.73	$8.61	$7.76

Shares used in computing diluted net income per share	75,802	77,683	76,568	78,420

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    During the fourth quarters of 2022 and 2023, we initiated restructuring plans to increase efficiencies across the organization and lower the overall cost structure. Restructuring charges recorded to Cost of net revenues and operating expenses primarily related to post employment benefits, lease termination charges and asset impairments in 2022 and post employment benefits in 2023.
(3)    In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022.
(+)    Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2023 Results
ALIGN TECHNOLOGY, INC.
Q1 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP Operating Margin	slightly above 14.2%
Stock-based compensation	~4.0%
Amortization of intangibles (1)	~0.4%
Non-GAAP Operating Margin	slightly above 18.5%

ALIGN TECHNOLOGY, INC.
FISCAL 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP Operating Margin	slightly above 16.7%
Stock-based compensation	~4.4%
Amortization of intangibles (1)	~0.4%
Non-GAAP Operating Margin	slightly above 21.4%

(1) Amortization of intangible assets related to certain acquisitions

Refer to "About Non-GAAP Financial Measures" section of press release.